Exhibit 99.1

OM GROUP AND FRONTFOUR CAPITAL REACH AGREEMENT ON

COMPOSITION OF NOMINEE SLATE; COMPANY TO CONTINUE FOCUS ON

OPERATIONAL IMPROVEMENTS

COMPANY ADDS TWO NEW INDEPENDENT DIRECTORS TO SLATE AND

AGREES TO APPOINT ADDITIONAL INDEPENDENT BOARD MEMBER

FOLLOWING 2015 ANNUAL MEETING

CLEVELAND, March 23, 2015 — OM Group, Inc. (NYSE: OMG) today announced it has reached an agreement with shareholder FrontFour Capital (FrontFour) regarding the composition of its Board of Directors.

Under the terms of the agreement, OM Group will nominate two new independent directors to the 2015 slate of nominees. David A. Lorber, Co-Founder of FrontFour Capital Group LLC, and Joseph M. Gingo, Chairman of A. Schulman Inc., will join current director Carl R. Christenson on the Company’s slate of nominees. The nominations will be included in the Company’s 2015 proxy statement and submitted for stockholder approval at the Company’s 2015 Annual Meeting, which has not yet been scheduled. Further details regarding the 2015 Annual Meeting will be included in the Company’s definitive proxy materials, which will be filed with the SEC.

In addition, promptly following the 2015 Annual Meeting, OM Group has agreed to expand the Board by one seat, to nine members, and name Allen A. Spizzo, a business and management consultant focused on the chemicals, materials, biotechnology and pharmaceutical industries, a director of the Company with a term ending at the Company’s 2016 Annual Meeting.

FrontFour has agreed to vote all of its shares in favor of each of the Company’s nominees at the 2015 Annual Meeting. Under the terms of the agreement, FrontFour has also agreed to customary standstill provisions.

Joe Scaminace, Chairman and Chief Executive Officer of OM Group said, “We have had constructive conversations with FrontFour over the past several months about our strategy and Board composition, and are pleased to have reached an agreement resulting in strong candidates as director nominees. These individuals will further strengthen our Board with their experience and perspective and will contribute to our ongoing efforts to strengthen OM Group and create sustainable, long-term value for all shareholders.”

David Lorber, Co-Founder of FrontFour, commented, “Allen and I see a significant opportunity to create sustainable value for all shareholders. We look forward to working with our fellow directors and management to continue to find ways to drive operational efficiencies and improve working capital management, capital allocation, and the Company’s overall business performance.”

About OM Group

OM Group is a technology-driven diversified industrial company serving attractive global markets, including automotive systems, electronic devices, aerospace and defense, industrial and medical. Its business platforms use innovation and technology to address customers’ complex applications and demanding requirements. For more information, visit the Company’s website at www.omgi.com.

Forward-Looking Statements

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: uncertainty in worldwide economic conditions; technological changes in our industry or in our customers’ products; uncertainty with respect to U.S. Government spending levels or priorities; our ability to identify, complete and integrate acquisitions aligned with our strategy; failure to retain and recruit key personnel; the majority of our operations are outside the United States, which subjects us to risks that may adversely affect our operating results; fluctuations in foreign exchange rates; fluctuations in the price and uncertainties in the supply of rare earth materials and other raw materials; costs incurred in connection with competitive repositioning and cost optimization opportunities and our ability to realize anticipated savings; level of returns on pension plan assets and changes in the actuarial assumptions; insurance that we maintain may not fully cover all potential exposures; changes in effective tax rates or adverse outcomes resulting from tax examinations; unanticipated costs of environmental regulation, including changes that could affect sales of our products; failure to maintain sufficient cash in the U.S.; failure to protect or enforce our intellectual property rights; disruptions in relationships with key customers or any material adverse change in their business; possible future indebtedness that may impair our ability to operate our business successfully; extended business interruption at our facilities; the timing and amount of common share repurchases, if any; and the risk factors set forth in Part 1, Item 1a of our Annual Report on Form 10-K for the year ended December 31, 2014.

Important Additional Information

OM Group, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from OM Group shareholders in connection with the matters to be considered at OM Group’s 2015 Annual Meeting. OM Group intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from OM Group shareholders. OM GROUP SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of OM Group’s directors and executive officers in OM Group shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with OM Group’s 2015 Annual Meeting. Information can also be found in OM Group’s Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with the SEC on March 2, 2015. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by OM Group with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at OM Group’s website at www.omgi.com or by contacting Rob Pierce, Vice President of Finance at (216) 263-7489.